Exhibit 5.1

[Date] 2019	Our Ref: MC/SSNC/E2208-H19170

ECMOHO Limited

3F, 1000 Tianyaoqiao Road

Xuhui District

Shanghai, 200030

The People’s Republic of China

Dear Sirs

ECMOHO LIMITED

We have acted as Cayman Islands legal advisers to ECMOHO Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, relating to:

a).	the offering by the Company of American Depositary Shares (“ADSs”) representing the Company’s Class A Ordinary Shares of a par value of US$0.00001 each (the “Class A Ordinary Shares”); and

b).	the offering by the Company of certain ADSs to cover over-allotments, if any, pursuant to an over-allotment option granted to the underwriters.

We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.

The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

WALKERS (HONG KONG)	Page 2

2.

The authorised share capital of the Company is currently US$50,000 divided into (i) 4,880,496,457 Class A Ordinary Shares of a par value of US$0.00001 each, (ii) 9,519,000 Class A-1 Ordinary Shares of a par value of US$0.00001 each, (iii) 13,663,700 Class A-2 Ordinary Shares of a par value of US$0.00001 each, (iv) 75,150,400 Class B Ordinary Shares of a par value of US$0.00001 each and (iii) 21,170,443 Series A Preferred Shares of a par value of US$0.00001 each.

3.

Effective conditional and immediately prior to the completion of the Company’s initial public offering of American Depositary Shares representing the Class A Ordinary Shares, the authorized share capital of the Company will be US$50,000 divided into (i) 4,924,849,600 Class A Ordinary Shares of a par value of US$0.00001 each and (ii) 75,150,400 Class B Ordinary Shares of a par value of US$0.00001 each.

4.

The issue and allotment of the Class A Ordinary Shares pursuant to the Registration Statement has been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the Register of Members of the Company, the Class A Ordinary Shares to be issued and offered by the Company will be validly issued, allotted and fully paid and non-assessable (“non-assessable” meaning for these purposes that there will be no obligation on the holder of any of the Class A Ordinary Shares to make any further payment to the Company or its creditors in respect of such Class A Ordinary Shares).

5.

The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects. Such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Walkers (Hong Kong)

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

The Certificate of Incorporation dated 7 June 2018, the Second Amended and Restated Memorandum and Articles of Association as adopted on 23 November 2018 (the “Memorandum and Articles”), the Third Amended and Restated Memorandum and Articles of Association as conditionally adopted by special resolution on [            ] 2019 and effective immediately prior to the completion of the initial public offering of the Company’s American Depositary Shares representing its Class A Ordinary Shares (the “Amended and Restated M&A”), Register of Members and Register of Directors of the Company, copies of which have been provided to us by the Company (together, the “Company Records”).

2.	The Certificate of Good Standing dated 2019 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

3.

A copy of executed written resolutions of the members of the Company dated [            ] 2019 and a copy of executed written resolutions of the Board of Directors of the Company dated [            ] 2019 (the “Resolutions”).

4.	A certificate from a director of the Company dated [ ] 2019, a copy of which is attached hereto (the “Director’s Certificate”).

5.	The Registration Statement.

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SCHEDULE 2

ASSUMPTIONS

1.

The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Company Records are complete and accurate and all matters required by law and the Amended and Restated M&A to be recorded therein are completely and accurately so recorded.

3.	The Director’s Certificate is true and correct as at the date hereof.

4.	The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman law.

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SCHEDULE 3

QUALIFICATIONS

1.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Law (2018 Revision) of the Cayman Islands (the “Companies Law”) on the date of issue of the certificate if all fees and penalties under the Companies Law have been paid and the Registrar has no knowledge that the Company is in default under the Companies Law.

2.	We accept no responsibility for any liability in relation to any opinion which was given in reliance on the Director’s Certificate.

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ECMOHO Limited

[Hermes Corporate Services Ltd.,

Fifth Floor, Zephyr House, 122 Mary Street, George Town, P.O. Box 31493]

[Date] 2019

Walkers (Hong Kong)

15th Floor, Alexandra House

18 Chater Road, Central

Hong Kong

Dear Sirs,

ECMOHO Limited (the “Company”) – Director’s Certificate

I, [            ], being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1.	the Memorandum and Articles remain in full force and effect and are otherwise unamended;

2.

the written resolutions of the shareholders of the Company dated [            ] 2019 were executed (and where by a corporate entity such execution has been duly authorised if so required) by and on behalf of all shareholders in the manner prescribed in the Memorandum and Articles, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

3.

the written resolutions of the board of directors dated [            ] 2019 were executed by all the directors in the manner prescribed in the Memorandum and Articles, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

4.	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Class A Ordinary Shares.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I have previously notified you personally to the contrary.

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Signature:
Names: [ ]
Director